OPKO Health Announces Move to NASDAQ Stock Market

Ticker Symbol to Remain OPK, Trading to Begin June 24

MIAMI (June 13, 2016) – OPKO Health, Inc. (NYSE:OPK) (“OPKO” or the “Company”) announces that it will move its stock exchange listing to The NASDAQ Stock Market from The New York Stock Exchange (the “NYSE”). The Company expects its common stock will begin trading on the NASDAQ Global Select Market (“NASDAQ”) on June 24, 2016, and its shares will continue to trade under the ticker symbol “OPK.”

“NASDAQ is home to many of the world’s best healthcare companies and is a natural fit for OPKO. This move will enhance our public visibility while offering our stockholders cost effective access to advanced trading technologies,” said Phillip Frost, M.D., Chairman and Chief Executive Officer of OPKO.

Bob Greifeld, CEO of Nasdaq, said, “Under the leadership of Dr. Frost, OPKO has long been recognized for driving innovation in the pharmaceutical and diagnostics industries to create products that improve our lives. We are proud to welcome the company to Nasdaq.”

The Company has notified the NYSE that it will voluntarily delist its common stock from the NYSE. The last day of trading of the common stock on the NYSE is expected to be on or about June 23, 2016. Until the Company’s Common Stock begins trading on NASDAQ, the Company’s Common Stock will remain trading on NYSE under the ticker symbol “OPK.”

About OPKO Health, Inc.

OPKO Health, Inc. is a diversified healthcare company that seeks to establish industry-leading positions in large, rapidly growing markets. Our diagnostics business includes Bio-Reference Laboratories, the nation’s third-largest clinical laboratory with a core genetic testing business and a 420-person sales force to drive growth and leverage new products, including the 4Kscore® prostate cancer test and the Claros®1 in-office immunoassay platform. Our pharmaceutical business features Rayaldee™, a treatment for secondary hyperparathyroidism in stage 3-4 chronic kidney disease patients with vitamin D insufficiency and VARUBI™ for chemotherapy-induced nausea and vomiting (oral formulation launched by partner Tesaro, IV formulation (PDUFA: January 2017)). Our biologics business includes hGH-CTP, a once-weekly human growth hormone injection (in Phase 3 and partnered with Pfizer), a long-acting Factor VIIa drug for hemophilia (in Phase 2a) and a long acting oxyntomodulin for diabetes and obesity (in Phase 1). We also have production and distribution assets worldwide, multiple strategic investments and an active business development strategy. More information is available at www.opko.com.

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning, including statements regarding the transfer of the listing of the Company’s Common Stock from the NYSE to NASDAQ, the expected start date of trading on NASDAQ, the enhancement of the Company’s public visibility, and the cost effective access to our stockholders of advanced trading technologies. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include the Company’s ability to continue to comply with the NASDAQ listing standards and those described in our filings with the Securities and Exchange Commission. In addition, forward-looking statements may also be adversely affected by general market factors and federal and state regulations and legislation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Company
OPKO Health, Inc.
Tara Mackay, 305-575-4100
Investor Relations

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Media
Rooney & Associates
Terry Rooney, 212-223-0689
trooney@rooneyco.com
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Marion Janic, 212-223-4017
mjanic@rooneyco.com
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Investors
LHA
Anne Marie Fields, 212-838-3777
afields@lhai.com
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Bruce Voss, 310-691-7100
bvoss@lhai.com

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